EXHIBIT 4.20

                          STOCK SUBSCRIPTION AGREEMENT

ADVENTRX Pharmaceuticals, Inc.
9948 Hibert Street, Suite 100

San Diego, CA  92131

This letter represents an agreement (this "AGREEMENT") between the undersigned (the "INVESTOR") and ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), related to the Investor's offer to purchase shares of the Company's Common Stock, par value $0.001 per share ("COMMON STOCK").

1. SUBSCRIPTION. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase shares of Common Stock (the "SUBSCRIPTION") as follows:

      Investor's name: [SEE ATTACHED SCHEDULE]

                      (Exact name as it should appear on the stock certificate.)

      Price per share of Common Stock (the "PURCHASE PRICE"): One Dollar ($1.00)

      Number of shares of Common Stock: [SEE ATTACHED SCHEDULE]

      Total Purchase Price: [SEE ATTACHED SCHEDULE]

In consideration of the issuance of the number of shares of Common Stock listed above (the "SHARES"), the Investor tenders herewith a wire transfer to the account of the Company transmitted pursuant to the wire instructions attached hereto as Exhibit A in the aggregate amount of the Total Purchase Price listed above.

2. ACCEPTANCE OF SUBSCRIPTION. The Investor understands and agrees that this Subscription is made subject to the unconditional right of the Company to reject this Subscription, in whole or in part, in its sole and absolute discretion. This Agreement shall become effective upon acceptance by the Company (the "ACCEPTANCE Date"). Any interest earned on funds sent to the Company pursuant to
Section 1 hereof will be for the account of the Company if the Subscription is accepted. This Subscription is made subject to the terms and conditions set forth below.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

      (A) EXEMPT TRANSACTION; UNREGISTERED SHARES. The Investor understands that the Shares are being offered and sold under one or more exemptions from registration provided for under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the Company's reliance upon such exemptions is predicated, in part, upon the Investor's representations and warranties set forth in this Agreement. The Investor acknowledges that it is purchasing the Shares without being offered or furnished any offering literature or prospectus. The Investor understands that neither the United States Securities and Exchange Commission, nor any governmental agency charged with the administration of the securities laws of any state nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the offer and sale of the Shares pursuant to the terms of this Agreement.


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


      (B) INVESTMENT INTENT; ACCREDITATION; AUTHORITY. The Investor is acquiring the Shares for investment for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Investor is an "accredited investor" within the meaning of the Securities Act. The Investor has the full right, power, authority and capacity to enter into and perform this Agreement, the terms of this Agreement constitute valid and binding obligations of the Investor enforceable in accordance with their terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

      (C) KNOWLEDGE AND EXPERIENCE. The Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Investor's prospective investment; (iii) has been furnished with and has had access to such information as the Investor has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; and (iv) has had all questions which have been asked by Investor satisfactorily answered by the Company.

      (D) RESTRICTED SECURITIES. The Investor understands that the Shares are "restricted securities" as such term is defined in Rule 144 of Regulation D promulgated under the Securities Act ("RULE 144") and must be held indefinitely unless they are subsequently registered under applicable state and federal Securities laws or an exemption from such registration is available. The Investor understands that he, she or it may resell the Shares pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Shares be held for at least one year prior to resale.

      (E) NO OBLIGATION TO REGISTER SHARES. The Investor further acknowledges and understands that, except as provided in Section 7 of this Agreement, the Company is under no obligation to register the Shares. The Investor understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

      (F) INVESTOR QUESTIONNAIRE. The Investor agrees to complete, execute and deliver to the Company with this executed Agreement a copy of the Investor Suitability Questionnaire attached hereto as Exhibit B, the terms of which are incorporated herein.

      (G) FOREIGN INVESTOR REPRESENTATION. If the Investor is not a "U.S. person" (as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor's subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of its jurisdiction.


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

      (H) DOMICILE. The Investor is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on Exhibit B hereto and he, she or it has no present intention of becoming a resident of any other state or jurisdiction.

      (I) NO NEED FOR LIQUIDITY. The Investor's aggregate holding of securities that are "restricted securities" or otherwise not readily marketable is not excessive in view of the Investor's net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive.

      (J) INDEPENDENT ADVICE. The Investor understands that the Company urges the Investor to seek independent advice from professional advisors relating to the suitability for the Investor of an investment in the Company in view of the Investor's overall financial needs and with respect to legal and tax implications of such an investment.

4. RELIANCE. The Investor understands that the Company may rely on the foregoing representations and warranties in determining whether to accept this Subscription. If for any reason any representations and warranties are no longer true and accurate prior to the Acceptance Date, the Investor will give the Company prompt written notice of the inaccuracy. By signing below, the Investor represents that the Investor has read and confirmed the truth and accuracy of each of the foregoing representations and warranties.

5. INDEMNIFICATION. The Investor agrees to indemnify and hold harmless the Company and each of its directors, officers, agents and affiliates from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or covenant of the undersigned contained in this Agreement.

6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

      (A) LEGEND. The stock certificate representing the Shares shall bear the following legend or similar legend (as well as any legends required by applicable state and federal corporate and securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      (B) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 6 and the stop transfer instructions with respect to such legended Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act, and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) or if such holder provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Shares may be made without registration.

7. REGISTRATION RIGHTS.

      (A) PIGGY-BACK RIGHTS. If (but without any obligation to do so) the Company proposes to register any of shares of Common Stock in connection with any offering of shares of Common Stock solely for cash pursuant to a registration statement under the Securities Act, other than a registration solely in connection with a transaction under Rule 145 promulgated under the Securities Act (a "PUBLIC OFFERING"), the Company shall promptly give the Investor written notice of such registration, at least 10 business days prior to the filing of any registration statement under the Securities Act. Upon the written request of the Investor given within 5 business days after delivery of such written notice by the Company, the Company shall, subject to the provisions of Section 7(b) below, use its best efforts to cause to be registered under the Securities Act all of the Shares that the Investor has requested to be registered.

      (B) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 7 is for an underwritten Public Offering, the Company shall so advise the Investor. The right of the Investor to registration pursuant to Section 7(a) above shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. The Investor shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Shares from such registration and underwriting.

      (C) FURNISH INFORMATION. It shall be a condition to the Company's obligations to take any action under this Section 7 that the Investor shall furnish to the Company such information regarding itself, the Shares, and the intended method of disposition of such securities as shall be required to effect the registration of their Shares. In that connection, each selling Investor shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

      (D) DELAY OF REGISTRATION. The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.


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

      (E) TERMINATION OF REGISTRATION RIGHTS. The Company shall have no obligation to register the Shares pursuant to this Section 7 with respect to any request or requests made by any Investor on or after that date which is one year after the Acceptance Date.

8. PRICE PROTECTION. If at any time after the Acceptance Date and before the date that is one year after the Acceptance Date, the Company issues or sells any shares of its Common Stock (other than Excluded Shares (as that term is defined below)) for a consideration per share (the "DILUTIVE PRICE") less than the Purchase Price, then the Company will issue to the Investor a number of shares, if positive, of Common Stock determined by the following formula:

     X  =  (A / B) -  (C + D)

     Where:       X    =   the number of shares of Common Stock to be issued to
                           the Investor, rounded to the nearest whole number;

                  A    =   the Total Purchase Price;

                  B    =   the Dilutive Price;

                  C    =   the number of Shares held by the Investor; and

                  D    =   the aggregate number of shares of
                           Common Stock issued to the Investor
                           pursuant to this Section 8 prior to the
                           date of such determination.

     Notwithstanding the foregoing, in no event will the Company be obligated to issue to the Investor in the aggregate a number of shares of Common Stock pursuant to this Section 8 in excess of the number determined by the following formula:

                       X  =  (A / B) -  C

     Where:       X    =   the maximum aggregate number of shares of Common
                           Stock issuable to the Investor pursuant to Section 8, rounded to the nearest whole number;

                  A    =   the Total Purchase Price;

                  B    =   Fifty Cents ($0.50); and

                  C    =   the number of Shares initially
                           purchased by the Investor pursuant to
                           the terms of this Agreement.


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

     For purposes of this Agreement, the term "EXCLUDED SHARES" means: (i) shares of Common Stock issuable or issued after the Acceptance Date to officers, employees, consultants or directors of the Company directly or pursuant to a stock purchase, stock option, restricted stock or other written compensation plan or agreement approved by the Board of Directors of the Company (the "BOARD"); (ii) shares of Common Stock issued or issuable after the Acceptance Date, primarily for non-equity financing purposes and as approved by the Board, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or to vendors of goods or services or customers; (iii) shares of Common Stock issuable upon (a) exercise of outstanding warrants, options, notes or other rights to acquire securities of the Company, (b) conversion of outstanding shares of the Company's Preferred Stock, par value $0.01 per share or (c) exchange of outstanding promissory notes issued by the Company; (iv) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; or (v) shares of Common Stock issued or issuable by way of dividend or other distribution on Excluded Shares.

9. MISCELLANEOUS.

      (A) GOVERNING LAW. This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of choice of law.

      (B) JURISDICTION AND VENUE. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the county of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the county of San Diego, California and each appellate court located in the state of California, in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the county of San Diego, California shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the county of San Diego, California any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

      (C) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      (D) NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile transmission (received at the facsimile machine to which it is transmitted prior to 5:00 p.m., local time, on a business day in the state of California, for the party to which it is sent), by courier or express delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):


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

     if to the Company:                          ADVENTRX Pharmaceuticals, Inc.
                                                 9948 Hibert Street, Suite 100
                                                 San Diego, CA  92131
                                                 Attention: Nicholas J. Virca
                                                 Facsimile: (858) 271-9678

     with a copy to (not to constitute notice):  Bingham McCutchen LLP
                                                 3 Embarcadero Center
                                                 San Francisco, CA  94111-4067
                                                 Attention: Francis W. Sarena
                                                 Facsimile: (415) 393-2286

     if to the Investor:                         To the address set forth in
                                                 Exhibit B hereto.

      (E) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

      (F) WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

      (G) ASSIGNMENT. This Agreement may not be transferred or assigned without the prior written consent of the Company and any such transfer or assignment shall be made only in accordance with applicable laws and any such consent.

      (H) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

      (I) INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and such party's counsel has reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

      (J) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.


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

      (K) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

      (L) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement, shall survive (i) the execution and delivery hereof, (ii) any investigations made by or on behalf of the parties and (iii) the closing of the transaction contemplated hereby.

      (M) EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

      (N) FACSIMILE DELIVERY. Any signature page delivered by electronic facsimile shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party upon request.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of ______________, 2003.

                                    INVESTOR:

                                    By: [SEE ATTACHED SCHEDULE]

                                           (signature)

                                    Name:_______________________________________
                                              (please print)

                                    Title:______________________________________
                                             (if applicable)

ADVENTRX Pharmaceuticals, Inc. hereby accepts the foregoing Subscription subject to the terms and conditions hereof as of _________ __, 2003

ADVENTRX PHARMACEUTICALS, INC.

By:   /s/ Nicholas J. Virca
      ---------------------
      Nicholas J. Virca, Chief Executive Officer


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


                                    EXHIBIT A

                                WIRE INSTRUCTIONS

The following information is provided to assist you in routing wire transfers TO the account of ADVENTRX Pharmaceuticals, Inc. at Silicon Valley Bank in the most expeditious manner.

For all incoming FOREIGN CURRENCY wires, please contact Silicon Valley Bank's INTERNATIONAL DEPARTMENT AT (408) 654-7774 for settlement instructions.

DOMESTIC WIRE TRANSFER:

Instruct the paying financial institution or the payor to route all domestic wire transfers via FEDWIRE to the following ABA number:

         TO:                                   SIL VLY BK SJ

         ROUTING & TRANSIT #:                  121140399

         FOR CREDIT OF:                        ADVENTRX Pharmaceuticals, Inc.

         CREDIT ACCOUNT #:                     3300340922

         BY ORDER OF:                          [NAME OF SENDER]

INTERNATIONAL WIRE TRANSFER:

Instruct the paying financial institution to advise their U.S. correspondent to pay as follows:

         PAY TO:                                FC - SILICON VALLEY BANK

                                                3003 TASMAN DRIVE

                                                SANTA CLARA, CA  95054, USA

         ROUTING & TRANSIT #:                   \\FW121140399

         SWIFT CODE:                            SVBKUS6S

         FOR CREDIT OF:                         ADVENTRX Pharmaceuticals, Inc.

         FINAL CREDIT ACCOUNT #:                FNC - 3300340922

         BY ORDER OF:                           [NAME OF SENDER]

IMPORTANT!!!!

Wire instructions MUST designate the FULL TEN DIGIT ACCOUNT NUMBER listed above. Wires received by Silicon Valley Bank with INCOMPLETE or INVALID ACCOUNT NUMBERS may be delayed and could possibly require return to the sending bank due to new regulations.


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

                                    EXHIBIT B

                       INVESTOR SUITABILITY QUESTIONNAIRE

                 ADVENTRX PHARMACEUTICALS, INC. (THE "COMPANY")
                (All information will be treated confidentially)

                          I. INDIVIDUAL INVESTORS ONLY

A.    PERSONAL INFORMATION

         Name: _________________________________________________________________
                    (Exact name as it should appear on stock certificate.)

         Residence Address: ____________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         Home Telephone Number: ________________________________________________

         Fax Telephone Number: _________________________________________________

         Email Address: ________________________________________________________

         Social Security Number: _______________________________________________

B.    DELIVERY INFORMATION (Applicable only if different than residence.)

         Name of Institution or Destination: ___________________________________

         Contact Name: _________________________________________________________

         Delivery Address: _____________________________________________________

         Account Reference (if applicable): ____________________________________

         Contact Telephone Number: _____________________________________________

         Contact Fax Telephone Number: _________________________________________

         Contact Email Address: ________________________________________________

C.       EMPLOYMENT INFORMATION

         Occupation: ___________________________________________________________

         Number of Years: ______________________________________________________

         Present Employer: _____________________________________________________

         Position/Title: _______________________________________________________

         Business Address: _____________________________________________________

         Business Telephone: ___________________________________________________

D.       RESIDENT INFORMATION

         Set forth in the space provided below the state(s)/country(ies) in which you have maintained your principal residence during the past three years and the date during which you resided in each state/country.

         Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state? If yes, in which state(s)?

                  Yes  _____                                  No  _____

E.       INCOME

         Do you reasonably expect either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000?

                  Yes  _____                                  No  _____

                  If not, please specify the amount:

         What percentage of your income as shown above is anticipated to be derived form sources other than salary?

         Was either your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000?

                  Yes  _____                                  No  _____

                  If no, please specify the amount for:

                  Last Year: ___________________________________________________

                  Year Before Last: ____________________________________________

F.       NET WORTH

         Will your net worth* as of the date you purchase securities of the Company, together with the net worth of your spouse, be in excess of $1,000,000?

                  Yes  _____                                  No  _____

         If not, please specify amount:

         * As used in this questionnaire the term "net worth" means the amount by which total assets exceed total liabilities. In computing net worth for purposes of this Item 5, you should value your principal residence at cost, including cost of improvements, or at that value recently appraised by an institutional lender making a secured loan or otherwise by a certified appraiser, net of encumbrances.

G.       EDUCATION

         Please describe your educational background and degrees obtained, if any.

         _______________________________________________________________________

         _______________________________________________________________________


H.       AFFILIATION

         If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

         _______________________________________________________________________

         _______________________________________________________________________

I.       BUSINESS AND FINANCIAL EXPERIENCE

         Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe give you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


         Are you purchasing the securities offered for your own account and for investment purposes only?

                  Yes  _____                                  No  _____

                  If no, please state for whom you are investing and/or the reason for investing.

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

                            II. ENTITY INVESTORS ONLY

A.       ENTITY NAME AND CONTACT INFORMATION

         Name: _________________________________________________________________
                    (Exact name as it should appear on stock certificate.)

         Name of Institution or Destination: ___________________________________

                                  (Include if different from stock certificate.)

         Address: ______________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


         Account Reference (if applicable): ____________________________________

         Tax Identification Number (if applicable): ____________________________

         Contact Name: _________________________________________________________

         Contact Telephone Number: _____________________________________________

         Contact Fax Number: ___________________________________________________

         Contact Email Address: ________________________________________________


B.       GENERAL INFORMATION

         Under the laws of what jurisdiction was the Investor formed? __________

         Was the Investor formed for the purpose of investing in the securities being offered?

                  Yes _____         No _____

         Set forth in the space provided below the (i) state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s), if any, in which you are incorporated or otherwise organized, and (iii) the state(s), if any, in which you still pay income taxes:

         _______________________________________________________________________

         _______________________________________________________________________

C.       ACCREDITED INVESTOR INFORMATION

         Is the Investor a national bank or a banking institution organized under the laws of any state or any territory of the United States or the District of Columbia?

                  Yes _____         No _____

         Is the Investor a savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by any state or federal authority having supervision over such institution?

                  Yes _____         No _____

         Is the Investor a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

                  Yes _____         No _____

         Is the Investor a company (i) whose primary and predominant business is underwriting insurance and subject to the supervision by a regulatory agency under the laws of any state or territory, or (ii) registered as an investment company under the Investment Company Act of 1940, or
         (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration?

                  Yes _____         No _____

         Is the Investor a "business development company" within the meaning of the Investment Company Act of 1940 or the Investment Advisers Act of 1940?

                  Yes _____         No _____

         Is the Investor an employee benefit plan under the Employee Retirement Income Security Act of 1974 (a "PLAN") with assets in excess of $5,000,000?

                  Yes _____         No _____

                  If the Investor is such a Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan association, insurance company or registered investment adviser acting as fiduciary? (If yes, please specify the name of the fiduciary.)

                       Yes _____         No _____

                  Name of Fiduciary:____________________________________________

                  If the Investor is a self-directed Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions made solely by persons or entities that can answer yes to one or more of the questions under paragraphs (b) - (e) of Item 1, or (c) - (k) under this Item 2? (If yes, please specify the applicable Item and Paragraph.)

                       Yes _____         No _____

                       Item and Paragraph:  ___________

         Is the Investor (A)(i) a tax exempt organization which is qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, or (ii) a corporation, or (iii) a Massachusetts or similar business trust, or (iv) a partnership, not formed for the specific purpose of acquiring the securities offered, and (B) which has assets in excess of $5,000,000?

                  Yes _____         No _____

         Is the Investor a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment?

                  Yes _____         No _____

                  If yes, please attach a memorandum describing such person's educational background, professional memberships or licenses, current employment, principal business and professional activities during the last five years, and experience as an investor in securities. Include any additional information evidencing that such person has sufficient knowledge and experience in financial matters that such person would be capable of evaluating the merits and risks of investing in the securities being offered.

         Is the Investor an entity in which all of the equity owners are persons who are either (i) entities described in paragraphs (c) through (j) above; (ii) persons whose net worth, or joint net worth with their spouses, exceeds $1,000,000; (iii) persons whose income without regard to that of their spouses exceeded $200,000, or whose joint income with their spouses exceeded $300,000, in each of the last two years and who reasonably expect such person income to exceed $200,000 or such joint income to exceed $300,000 this year; or (iv) persons who are brokers or dealers registered pursuant to Section 15 of the Securities Exchange Act of 1934?

                  Yes _____         No _____

                  If an equity owner is an entity described in paragraphs (h) or
                  (j) under this Item 3, please provide the information required by such paragraph.

      The above information has been requested by the Company and will be used solely to confirm that the Company is complying with certain securities regulations. In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in assessing the requirements of the Securities Act of 1933, as amended, and other applicable securities laws.

      The information contained in this questionnaire is true and complete, and the undersigned understands that the Company and its counsel will rely on such information for the purpose of complying with all applicable securities laws, as discussed above. The undersigned agrees to notify the Company promptly of any change in the foregoing information which may occur prior to any purchase by the undersigned of stock from the Company.

Date: ____________________



INDIVIDUAL INVESTOR:                                ENTITY INVESTOR:

By: [SEE ATTACHED SCHEDULE]                         By:  [SEE ATTACHED SCHEDULE]
           (signature)                                         (signature)

Name: __________________                          Name: ________________________
        (please print)                                        (please print)

                                                 Title: ________________________
                                                              (please print)


                              SCHEDULE OF INVESTORS

      ADVENTRX Pharmaceuticals, Inc. entered into this form of Stock
Subscription Agreement with each of the persons listed below on the dates set forth below for the purchase of the number of shares of Common Stock listed opposite such person's name below.

INVESTOR                                                                                       DATE         SHARES
--------------------------------------------------------------------------------------------------------------------
Peter J. and Elaine Chortek, Trustees of the Peter J. and Elaine Chortek Restarted           7/14/2003       50,000
Family Trust, Dated January 24, 1994 as Amended and restarted
--------------------------------------------------------------------------------------------------------------------
John R. and Marjorie B. Brown                                                                7/15/2003        2,000
--------------------------------------------------------------------------------------------------------------------
David and Jennifer Brown                                                                     7/15/2003          500
--------------------------------------------------------------------------------------------------------------------
Elaine Dines                                                                                  8/6/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Dannie King                                                                                   8/6/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Craig Langweiler                                                                              8/7/2003        3,000
--------------------------------------------------------------------------------------------------------------------
Benjamin Partners Savings Plan FBO Jeffrey Benison                                            8/8/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Robert A. Melnick                                                                             8/8/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Emanuel Peluso                                                                                8/8/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Sandi Yurichuk                                                                                8/9/2003       25,000
--------------------------------------------------------------------------------------------------------------------
William B. Newman                                                                            8/10/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Clariden Investments Ltd.                                                                    9/12/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Mark Eugene Reaman                                                                           9/26/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Jurg Fluck                                                                                   8/11/2003        9,000
--------------------------------------------------------------------------------------------------------------------
Haywood Securities Inc in Trust for Bridge Finance Ltd.                                      8/11/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Roland Hartman                                                                               8/11/2003       20,000
--------------------------------------------------------------------------------------------------------------------
David W. Penney & Sarah B. McAllister                                                        8/12/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Schroder & Co Bank AG                                                                        8/12/2003      150,000
--------------------------------------------------------------------------------------------------------------------
James Ladner                                                                                 8/13/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Deborah Young, M.D. APC Employees Retirement Trust Y/A DTD 4/2/91                            8/14/2003       10,000
--------------------------------------------------------------------------------------------------------------------
BSI-New Biomedical Frontier (Sicav)                                                          8/14/2003      500,000
--------------------------------------------------------------------------------------------------------------------
Paul Mezei                                                                                   8/15/2003        2,000
--------------------------------------------------------------------------------------------------------------------
Michael Kooper                                                                               8/16/2003       50,000
--------------------------------------------------------------------------------------------------------------------
John J. Kissane                                                                              8/18/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Michael Elconin                                                                              8/19/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Ball Family Trust (Edward D. Ball and Susan E. Ball, Trustees)                               8/19/2003      100,000
--------------------------------------------------------------------------------------------------------------------
Brian M. Herman                                                                              8/19/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Sean M. Callahan                                                                             8/20/2003       15,000
--------------------------------------------------------------------------------------------------------------------
Mark A. Ford                                                                                 8/22/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Robert J. Neborsky, MD, Inc.                                                                 8/22/2003      125,000
Combination Retirement Trust U/T/A 11/30/82
--------------------------------------------------------------------------------------------------------------------
Michael M. Goldberg                                                                          8/22/2003       20,000
--------------------------------------------------------------------------------------------------------------------
SDS Merchant Fund, L.P.                                                                      8/25/2003      250,000
--------------------------------------------------------------------------------------------------------------------


INVESTOR                                                                                       DATE         SHARES
--------------------------------------------------------------------------------------------------------------------

Bullbear Capital Partners, LLC                                                               8/25/2003      125,000
--------------------------------------------------------------------------------------------------------------------
Jeff Hermanson                                                                               8/26/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Deborah Melnick                                                                              8/28/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Jay S. and Gabrielle Kunin                                                                   8/28/2003       15,000
--------------------------------------------------------------------------------------------------------------------
Charles and Leslie Close                                                                     8/29/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Eric T. Singer                                                                                9/2/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Botka-Liu Family Revocable Trust, Dated 8/10/2000                                             9/3/2003       20,000
--------------------------------------------------------------------------------------------------------------------
Gene Salkind, MD                                                                              9/3/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Marital Trust GST Subject U/T/W of Leopold Salkind DTD 10/29/02, Marilyn Salkind,             9/4/2003       25,000
Gene Salkind, Trustees
--------------------------------------------------------------------------------------------------------------------
Peter Levitch                                                                                 9/5/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Steven R. Salovitch                                                                           9/5/2003       10,000
--------------------------------------------------------------------------------------------------------------------
Lisa Rachlin                                                                                  9/6/2003          500
--------------------------------------------------------------------------------------------------------------------
Schenk Family Trust/Carl Schenk Trustee                                                       9/7/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Chicago Private Investments, Inc.                                                             9/7/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Kanter Family Foundation                                                                     9/12/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Alan Sheinwald                                                                               9/15/2003       15,000
--------------------------------------------------------------------------------------------------------------------
Jay Silberman                                                                                9/15/2003       75,000
--------------------------------------------------------------------------------------------------------------------
David Wiener Revocable Trust -96                                                             9/15/2003      100,000
--------------------------------------------------------------------------------------------------------------------
Larry R. Rice                                                                                9/16/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Joseph Reynolds                                                                              9/17/2003       50,000
--------------------------------------------------------------------------------------------------------------------
HSB Capital                                                                                  9/18/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Andrew J. Maffey                                                                             9/19/2003       25,000
--------------------------------------------------------------------------------------------------------------------
Hans Gaverstroem                                                                             9/19/2003       20,000
--------------------------------------------------------------------------------------------------------------------
Angeliki Frangou                                                                             10/3/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Global eMedicine, Inc., MPPP                                                                 10/5/2003       50,000
--------------------------------------------------------------------------------------------------------------------
Anasazi Partners II, LLC                                                                    10/13/2003      100,000
--------------------------------------------------------------------------------------------------------------------
Anasazi Partners III LLC                                                                    10/21/2003      250,000
--------------------------------------------------------------------------------------------------------------------
Christopher P. Baker                                                                        11/13/2003      250,000
--------------------------------------------------------------------------------------------------------------------